                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Insured Series 405, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-88767 of our report dated October 15, 1999 relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series 405, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 15, 1999